Exhibit 11


                               Southdown, Inc. and Subsidiary Companies

                            Statement of Computation of Per Share Earnings
                          (In millions, except per share amounts - Unaudited)




                                                 Quarter Ended
                                                  March 31,
                                            ------------------------
                                              1995          1994
                                            --------     ----------



    Earnings (loss) for primary
      earnings per share:
      Earnings (loss) from continuing
         operations before
         preferred stock dividends          $   6.1      $   (1.3)
      Preferred stock dividends                (2.4)         (2.1)
                                          ----------   ----------
      Earnings (loss) from continuing
         operations                             3.7          (3.4)
      Loss from discontinued operations,
         net of income taxes                    -            (0.9)
                                            ----------   ----------
    Net earnings (loss) for primary
      earnings per share                    $   3.7      $   (4.3)
                                            ----------   ----------
                                            ----------   ----------

    Earnings (loss) for fully diluted
      earnings per share:
      Earnings (loss) from continuing
         operations before
         preferred stock dividends          $   6.1      $   (1.3)
      Antidilutive preferred stock
         dividends                             (2.4)         (2.1)
                                            ----------   ----------
      Earnings (loss) from continuing
         operations                             3.7          (3.4)
      Loss from discontinued operations,
         net of income taxes                    -            (0.9)
                                            ----------   ----------
    Net earnings (loss) for fully diluted
      earnings per share                    $   3.7      $   (4.3)
                                            ----------   ----------
                                            ----------   ----------

    Average shares outstanding:
      Common stock                             17.3          17.1
         Common stock equivalents from
          assumed exercise of stock options
          and warrants (treasury stock
          method)                               -             0.9
                                            ----------   ----------
      Total for primary earnings per share     17.3          18.0

      Other potentially dilutive securities:
         -  additional common stock
            equivalent from assumed
            exercise of stock options
            and warrants at ending
            market price                        0.1           -
         -  assumed conversion of Series A
            convertible preferred stock at
            one-half share of common stock      1.0           1.0
         -  assumed conversion of Series B
            convertible preferred stock at
            2.5 shares of common stock          2.3           2.4
         -  assumed conversion of the
            Series D convertible preferred
            stock at 1.51 shares of common
            stock                               2.6           1.8
                                            ----------   ----------
      Total for fully diluted earnings per
         share                                 23.3          23.2

      Less:  Antidilutive securities
            Stock options and warrants          -            (0.9)
            Series A preferred stock           (1.0)         (1.0)
            Series B preferred stock           (2.3)         (2.4)
            Series D preferred stock           (2.6)         (1.8)
                                            ----------   ----------
                                               17.4          17.1
                                            ----------   ----------
                                            ----------   ----------
    Earnings (loss) per share:
    Primary
      Earnings (loss from continuing
         operations)                        $  0.21      $  (0.20)
      Loss from discontinued operations,
         net of income taxes                    -           (0.05)
                                           ----------   ----------
                                            $  0.21      $  (0.25)
                                            ----------   ----------
                                            ----------   ----------

    Fully diluted
      Earnings (loss from continuing
         operations)                        $  0.21      $  (0.20)
      Loss from discontinued operations,





         net of income taxes                    -           (0.05)
                                             ----------   ----------
                                            $  0.21      $  (0.25)
                                            ----------   ----------
                                            ----------   ----------




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